Exhibit 107

Calculation of Filing Fee

424(b)(5)
(Form Type)

Easterly Government Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	(1)	Equity	Common Stock, par value $0.01 per share	457(o)			$214,982,308	0.0001381	$29,689.06
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$214,982,308		$29,689.06
	Total Fees Previously Paid
	Total Fee Offsets								$29,689.06
	Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	(2)	Easterly Government Properties, Inc.	424(b)(5)	333-277434	February 28, 2024	--	$29,689.06	Equity	Common Stock, par value $0.01 per share	--	$214,982,308	--
Fee Offset Sources	(3)	Easterly Government Properties, Inc.	424(b)(5)	333-277434	--	February 28, 2024	--	--	--	--	--	$11,550.00
Fee Offset Sources	(4)	Easterly Government Properties, Inc.	424(b)(5)	333-253480	--	February 25, 2021	--	--	--	--	--	$32,730.00

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), this “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table filed as Exhibit 107 to the registration statement on Form S-3 (Registration No. 333-277434) filed by Easterly Government Properties, Inc. (the “Company”) on February 28, 2024 (the “2024 Registration Statement”).

(2) The Company is registering shares of common stock having a proposed maximum aggregate offering price of up to $214,982,308 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”), all of which represent unsold securities previously registered pursuant to the Prior Prospectus Supplement (as defined below). The Company has previously registered the offer and sale of shares of its common stock having an aggregate offering price of $300,000,000 by means of a 424(b)(5) prospectus supplement, dated February 28, 2024 (the “Prior Prospectus Supplement”), filed pursuant to the 2024 Registration Statement. Of those shares of common stock, shares of common stock having an aggregate offering price of $85,017,692 have been sold as of the date hereof. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $44,280 was satisfied by (i) partially offsetting the registration fee pursuant to Rule 457(p) under the Securities Act with registration fees of $32,730 previously paid on the unsold securities offered by means of a prospectus supplement, dated June 22, 2021, filed pursuant to the registration statement on Form S-3 (Registration No. 333-253480) filed by the Company on February 25, 2021 and (ii) making a contemporaneous fee payment of $11,550.

The offering pursuant to the Prior Prospectus Supplement has been terminated, and the unsold securities thereunder will be offered pursuant to the Current Prospectus Supplement. Of the $44,280 filing fee previously paid, $31,731.39 is associated with the unsold securities. Pursuant to Rule 457(p) under the Securities Act, $29,689.06 of such amount is being applied to offset the entire filing fee in connection with the offering pursuant to the Current Prospectus Supplement and, accordingly, no filing fee is being paid in connection with this offering. Following such offset, $2,042.33 of the filing fee previously paid and associated with such unsold securities remains unused and available for application as a fee offset in the future in accordance with Rule 457(p).

(3) See Note (2).

(4) See Note (2).